EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statements (No. 333-134944, No. 333-129777, No. 333-205048 and No. 333-229114) on Form S-8, as amended, of Cool Holdings, Inc. of our report dated May 29, 2020, relating to the consolidated financial statements included in the Annual Report on Form 10-K of Cool Holdings, Inc. and subsidiaries for the year ended December 31, 2019.

/s/ Kaufman Rossin & Co., P.A.
KAUFMAN ROSSIN & CO., P.A.

Miami, Florida
May 29, 2020